                                  Exhibit 99.1

                                        FOR IMMEDIATE RELEASE

CONTACT:

Richard L. Soloway, CEO                 Stephen D. Axelrod, CFA
Kevin S. Buchel, Senior VP              Alisa D. Steinberg (Media)
NAPCO SECURITY SYSTEMS, INC.            WOLFE AXELROD WEINBERGER ASSOC. LLC
(631) 842-9400 ext. 120                 (212) 370-4500; (212) 370-4505 fax
                                        steve@wolfeaxelrod.com
                                        alisa@wolfeaxelrod.com

              NAPCO SECURITY SYSTEMS, INC. REPORTS RECORD-BREAKING
                         THIRD QUARTER SALES AND PROFITS

     - THIRD QUARTER REVENUES AND NET INCOME HIGHEST IN COMPANY'S HISTORY -
  - NINTH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR GROWTH IN SALES AND EARNINGS -

AMITYVILLE, NEW YORK - MAY 8, 2006 - NAPCO SECURITY SYSTEMS, INC.,(NASDAQ:
NSSC), one of the world's leading suppliers of high performance electronic security equipment for over 30 years, today announced record-breaking results for the third quarter ended March 31, 2006.

Net sales for the three months ended March 31, 2006 increased 9% to $17.1 million from $15.7 million reported for the same quarter a year earlier. Net income for the quarter increased 46% to $1.5 million, or $0.11 per diluted share, as compared to net income of $1.0 million, or $0.07 per diluted share, for the same period last year.

Net sales for the nine months ended March 31, 2006 increased 7% to $48.5 million from $45.2 million for the prior year period. Net income for the nine months ended March 31, 2006 increased 57% to $3.8 million or $0.27 per diluted share as compared to $2.4 million or $0.18 per diluted share in the prior year period.

FINANCIAL HIGHLIGHTS

                                  THIRD QUARTER

     -    Net Income increases 46% to $1.5 million

     -    EPS increases 57% to $0.11 per diluted share

     -    Operating income increases 39% to $2.3 million

     -    EBITDA* increases 39% to $2.6 million

                                   NINE MONTHS

     -    Net Income increases 57% to $3.8 million

     -    EPS increases 50% to $0.27 per diluted share

     -    Operating Income increases 45% to $5.8 million

     -    EBITDA** increases 44% to $6.8 million

                                                                        - MORE -

Richard Soloway, Chairman and President, stated "Our record third quarter performance is especially gratifying as it is the ninth consecutive quarter of year-over-year growth in sales and profits. Our success is the result of the improved and highly motivated distribution network, the ever expanding line of cutting edge security products and the continued focus on marketing our commercial, industrial and governmental products."

Soloway added, "Furthermore, feedback on our patented second generation wireless/hardwire code-free alarm systems branded as "Safewatch E-Z" and "Freedom", has been very positive. The same can be said for our new video product, the VIP-Gateway, which allows a homeowner or business owner to visually check, at any time, on what is happening in their home or office through their cell phone or computer from anywhere in the world. We believe that there could be significant contributions from these state-of-the-art systems in the future."

"We look forward to significant future growth in a world in which safety and security are mounting priorities," Mr. Soloway concluded.

NAPCO SECURITY SYSTEMS, INC. is one of the world's leading manufacturers of technologically advanced electronic security equipment including intrusion and fire alarm systems, access control systems and electronic locking devices. The Company's products, including those of Alarm Lock and Continental Instruments, feature some of the most popular and best-selling security control panels and sensors, locking devices and access control products. They are used in residential, commercial, institutional, industrial and governmental applications. NAPCO security products have earned a reputation for technical excellence, reliability and innovation, poising the Company for revenue growth in the rapidly expanding electronic security market, a market whose current size exceeds $30 billion.

For additional information on NAPCO, please visit the Company's web site at www.napcosecurity.com.

     * For the three months ended March 31, 2006 and 2005, respectively, EBITDA has been calculated by adding depreciation and amortization ($291,000 and $281,000), interest expense ($68,000 and $50,000) and provision for income taxes ($775,000 and $538,000) to net income ($1,475,000 and $1,013,000).

     ** For the nine months ended March 31, 2006 and 2005, respectively, EBITDA has been calculated by adding depreciation and amortization ($811,000 and $844,000), interest expense ($166,000 and $176,000) and provision for income taxes ($2,004,000 and $1,280,000) to net income ($3,773,000 and $2,398,000).

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

                                                            - TABLES TO FOLLOW -

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                  NAPCO SECURITY SYSTEMS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                Three Months Ended          Nine Months Ended
                                                                    March 31,                   March 31,
                                                            -------------------------   -------------------------
                                                                2006          2005          2006          2005
                                                            -----------   -----------   -----------   -----------
Net Sales                                                   $    17,085   $    15,743   $    48,488   $    45,202
Cost of Sales                                                    10,729        10,647        30,958        30,915
                                                            -----------   -----------   -----------   -----------
   Gross profit                                                   6,356         5,096        17,530        14,287
Selling, General and Administrative Expenses                      4,032         3,423        11,690        10,263
                                                            -----------   -----------   -----------   -----------
   Operating income                                               2,324         1,673         5,840         4,024
                                                            -----------   -----------   -----------   -----------
Interest Expense, net                                                68            50           166           176
Other Expenses, net                                                   4            72            10           170
                                                            -----------   -----------   -----------   -----------
   Other expenses                                                    72           122           176           346
                                                            -----------   -----------   -----------   -----------
   Income before minority interest and
      provision for income taxes                                  2,252         1,551         5,664         3,678
Minority interest in net (income) loss of subsidiary, net            (2)           --           113            --
                                                            -----------   -----------   -----------   -----------
   Income before provision for income taxes                       2,250         1,551         5,777         3,678
Provision for income taxes                                          775           538         2,004         1,280
                                                            -----------   -----------   -----------   -----------
   Net income                                               $     1,475   $     1,013   $     3,773   $     2,398
                                                            ===========   ===========   ===========   ===========
Net income per share*:
      Basic                                                 $      0.11   $      0.08   $      0.29   $      0.19
                                                            ===========   ===========   ===========   ===========
      Diluted                                               $      0.11   $      0.07   $      0.27   $      0.18
                                                            ===========   ===========   ===========   ===========
Weighted average number of shares outstanding*:
      Basic                                                  13,245,385    12,865,689    13,153,431    12,804,585
                                                            ===========   ===========   ===========   ===========
      Diluted                                                13,807,626    13,583,310    13,720,926    13,463,438
                                                            ===========   ===========   ===========   ===========

* The 3:2 stock split declared on November 29, 2005 has been retroactively reflected in all 2005 share and per share data.

                                                                        - MORE -

                  NAPCO SECURITY SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                March 31,    June 30,
                                                                   2006        2005
                                                               -----------   --------
                                                               (unaudited)
                           ASSETS

Current Assets:
   Cash and cash equivalents                                     $   988      $ 1,178
   Accounts receivable, less allowance for doubtful accounts      20,729       21,899
         Inventories, net                                         23,115       16,242
         Prepaid expenses and other current assets                   953          799
   Deferred income taxes                                           1,567        1,356
                                                                 -------      -------
      Total current assets                                        47,352       41,474
Property, Plant and Equipment, net                                 9,186        8,533
Goodwill                                                           9,686        9,686
Other assets                                                         145          214
                                                                 -------      -------
                                                                 $66,369      $59,907
                                                                 =======      =======
            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                              $ 5,758      $ 5,249
   Accrued expenses                                                1,150        1,156
   Accrued salaries and wages                                      2,077        2,518
   Accrued income taxes                                            1,315        1,534
                                                                 -------      -------
      Total current liabilities                                   10,300       10,457
Long-term debt                                                     3,700        1,950
Accrued income taxes                                               2,243        2,243
Deferred income taxes                                              1,707        1,579
                                                                 -------      -------
      Total liabilities                                           17,950       16,229
                                                                 -------      -------
Stockholders' Equity*:
Common stock, par value $.01 per share; 40,000,000 and
   21,000,000 shares authorized, 13,300,185 and 12,982,665
   shares issued and outstanding, respectively                       133          130
         Additional paid-in capital                               13,280       11,585
         Unearned stock-based compensation                          (730)          --
   Retained earnings                                              35,736       31,963
                                                                 -------      -------
      Total stockholders' equity                                  48,419       43,678
                                                                 -------      -------
                                                                 $66,369      $59,907
                                                                 =======      =======

* The 3:2 stock split declared on November 29, 2005 has been retroactively reflected in Stockholders' Equity.

                                       ###


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